Exhibit 99.1

SumTotal Systems Reports Second Quarter 2008 Results

Subscriptions Revenue Grows 23% Year-over-Year;

Recurring Revenue Increases to 54% of Total Revenue

MOUNTAIN VIEW, Calif. – July 29, 2008 – SumTotal® Systems (Nasdaq: SUMT), the market leader and a global provider of talent development solutions, today announced its financial results for the second quarter ended June 30, 2008.

Second Quarter 2008 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the second quarter 2008 increased to $31.9 million from $30.2 million in the second quarter 2007. GAAP net loss was $1.0 million, or $0.03 per share on a basic and diluted basis, compared to a net loss of $1.5 million, or $0.05 per share in the second quarter 2007.

Non-GAAP revenue for the second quarter 2008 increased to $32.0 million from $30.5 million in the second quarter 2007. Non-GAAP net income was $1.8 million, or $0.06 per share on a diluted basis, compared to non-GAAP net income of $1.9 million, or $0.06 per share on a diluted basis, a year ago.

Cash flows from operating activities were $4.1 million for the quarter and $7.7 million for the first six-months of 2008.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities, if any, and non-cash accounting adjustments and charges primarily related to acquisition accounting, stock-based compensation, and any related income tax effects. A reconciliation to the GAAP results is provided in the attached statements.

“We delivered on our commitment and beat our forecast for the second quarter,” said Don Fowler, SumTotal’s chief executive officer. “In the quarter, we increased recurring revenue to 54% of total revenue, grew our twelve-month trailing subscriptions bookings 38% compared with the same period last year, and we doubled our performance management business. And we delivered SumTotal Version 8, the only unified Talent Development Suite on the market. These are great results.”

Business Highlights

•	Expanded our subscriptions business with new and existing customers such as Teradyne, Colonial Bank, StarTek, and the world’s largest dedicated security technology company;

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Increased our leadership position within the large enterprise segment, signing deals with new customers including a large credit card company, and expanding our relationship with existing customers including Wachovia and a large oil exploration company;

•	Doubled our performance management bookings year-over-year, adding new customers such as the County of Los Angeles, Horizon Bay Senior Communities and a leading humanitarian organization;

•	Continued growth in international markets, including new customers such as a leading European independent provider of IT infrastructure services, Scottish Media Group, and Mizuho Corporate Bank;

•	Launched SumTotal Version 8 Talent Development Suite; customers who committed to the industry’s only unified Talent Development Suite include Arrow Electronics and Parsons Corporation among others;

•	Positioned in the Leaders Quadrant by Gartner, Inc. in the 2008 ‘Magic Quadrant for Corporate Learning Systems.’

Third Quarter Guidance

For the third quarter 2008, SumTotal estimates its GAAP revenue will be between $28.9 million and $30.9 million. GAAP net loss is estimated to be between ($2.7) million and ($1.7) million, or between ($0.08) and ($0.05) per share on both a basic and diluted basis.

On a non-GAAP basis, revenue is estimated to be between $29.0 million and $31.0 million. Non-GAAP net income is estimated to be between $0.3 million, or $0.01 per share on a diluted basis, and $1.3 million, or $0.04 per share on a diluted basis. The reconciling items between GAAP loss and non-GAAP income are estimated to be a $0.1 million adjustment to revenue, $1.4 million for amortization of intangibles, and $1.5 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on July 29, 2008, at 5:00 p.m. ET/ 2:00 p.m. PT. SumTotal plans to make a live audio webcast available to investors and the public at http://investor.sumtotalsystems.com.

In addition to the webcast, SumTotal plans to make available a telephone replay of the call on July 29, 2008, beginning at approximately 7:00 p.m. PT through the close of business on August 5, 2008. Interested parties can access the replay by dialing 800-642-1687 within the US or 706-645-9291 outside the US and entering the access code 55261701.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ:SUMT) is the market leader and a global provider of talent development solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Safe Harbor / Forward-Looking Statements

Information in this press release and the accompanying conference call contain forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the third quarter ending September 30, 2008 and beyond. These statements represent the company’s current expectations or beliefs concerning its future results, and include statements, among others, regarding its financial forecasts; the company’s competitive position and business model, including its market share and its ability to grow its performance management and international business, and its subscriptions and support business. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to (i) worsening of the general economic climate and the company’s inability to timely respond to such changes; (ii) decreases in information technology spending which may cause delays or cancellations of purchases of the company’s products and services; (iii) market acceptance of the company’s products and services, including SumTotal 8.0, and the ability to successfully manage and increase growth internationally and in the performance and learning management markets; (iv) delays or complications in upgrading customers to the SumTotal platform, including SumTotal 8.0, causing a decrease in customer satisfaction; (v) inability of the company’s executive team to execute on its plans, causing the company to miss its financial forecasts or not grow the company’s business at or above the forecasts; (vi) underestimating the cost reductions or other adjustments necessary to timely respond to changes in the economic climate in general and specifically to the company’s business in order to maintain profitability, or making cuts that aversely impact the company’s ability to execute; (vii) inability to recruit or retain key personnel, including management; (viii) increased competition, especially in the performance management and international markets, causing the loss of deals, material reductions in prices or acceptance of terms the company otherwise would not accept; (ix) inaccurately estimating the speed, ability or cost of the company transitioning its product offerings to on-demand subscriptions and a recurring revenue model; (x) customer dissatisfaction with the company’s products or services, causing product returns, refusal to pay for products or services delivered or customers to cancel or not renew their services at higher than expected rates; (xi) the lengthening of the company’s sales cycle and increased difficulties in negotiating sales contracts on terms favorable to the company and the uncertain timing of such sales; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xiii) other events and other important factors disclosed previously and from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2007, its quarterly report on Form 10-Q for the quarter ended March 31, 2008 and its Form 8-Ks. The company assumes no obligation to update the information in this press release or in the accompanying conference call.

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Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9584

glauber@sumtotalsystems.com

Media Contact:

SumTotal Systems, Inc.

Kimberley Kasper, 650-934-9579

kkasper@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$45,511	$19,182
Short-term investments	5,069	30,143
Accounts receivable, net	25,124	26,734
Prepaid expenses and other current assets	4,108	4,482

Total current assets	79,812	80,541
Property and equipment, net	7,180	7,901
Goodwill	68,461	68,461
Intangible assets, net	9,856	12,924
Other assets	1,359	1,213

Total assets	$166,668	$171,040

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,699	$2,326
Accrued compensation and benefits	8,097	8,630
Other accrued liabilities	4,223	3,759
Restructuring accrual	170	100
Deferred revenue	33,890	35,898
Notes payable	5,929	6,157

Total current liabilities	54,008	56,870
Non-current liabilities:
Other accrued liabilities, non-current	158	193
Deferred revenue, non-current	1,059	858
Notes payable, non-current	2,187	4,661

Total liabilities	57,412	62,582
Commitments and contingencies	—	—
Stockholders’ equity	109,256	108,458

Total liabilities and stockholders’ equity	$166,668	$171,040

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Subscriptions and support	$17,361	$15,104	$34,988	$29,572
Services	8,735	7,979	18,407	16,212
License	5,849	7,143	14,542	13,492

Total revenue	31,945	30,226	67,937	59,276

Cost of revenue:
Subscriptions and support	6,330	5,166	12,291	9,912
Services	6,205	5,636	13,096	11,226
License	54	200	118	292
Amortization of intangible assets	1,385	2,051	3,069	4,301

Total cost of revenue	13,974	13,053	28,574	25,731

Gross margin	17,971	17,173	39,363	33,545

Operating expenses:
Research and development	5,565	5,258	11,395	10,297
Sales and marketing	8,617	8,954	17,345	16,857
General and administrative	4,885	4,414	10,061	9,420
Restructuring charge	37	—	122	—

Total operating expenses	19,104	18,626	38,923	36,574

Income (loss) from operations	(1,133)	(1,453)	440	(3,029)
Interest expense	(178)	(364)	(400)	(743)
Interest income	344	379	837	541
Other income (expense), net	(17)	(34)	4	(43)

Income (loss) before provision for income taxes	(984)	(1,472)	881	(3,274)
Provision for income taxes	5	47	368	71

Net income (loss)	$(989)	$(1,519)	$513	$(3,345)

Net income (loss) per share, basic	$(0.03)	$(0.05)	$0.02	$(0.12)

Net income (loss) per share, diluted	$(0.03)	$(0.05)	$0.02	$(0.12)

Weighted average common shares outstanding, basic	31,937	29,609	32,057	28,224

Weighted average common shares outstanding, diluted	31,937	29,609	32,796	28,224

SumTotal Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six-Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$513	$(3,345)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,379	1,843
Amortization of intangible assets	3,069	4,301
Provision for (recovery of) sales returns and doubtful accounts	51	(85)
Accretion of interest on short-term investments	(158)	(191)
Amortization of discount on notes payable	70	137
Stock-based compensation	2,476	2,141
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	1,483	4,561
Prepaid expenses and other current assets	390	(744)
Other assets	(120)	50
Accounts payable	(618)	(838)
Accrued compensation and benefits	(558)	(1,713)
Other accrued liabilities	415	(1,423)
Restructuring accrual	70	(807)
Deferred revenue	(1,746)	5,117

Net cash provided by operating activities	7,716	9,004
Cash flows from investing activities:
Purchases of property and equipment	(1,813)	(3,306)
Purchases of short-term investments	(6,323)	(13,885)
Sales/maturities of short-term investments	31,555	5,101
Release of restricted cash	—	23

Net cash provided by investing activities	23,419	(12,067)
Cash flows from financing activities:
Net proceeds from the issuance of common stock pursuant to registered direct offering	—	32,710
Repayment of credit facility	(2,188)	(2,187)
Payment of notes payable	(584)	(584)
Purchase of treasury stock	(2,336)	—
Net proceeds from the issuance of common stock pursuant to SumTotal Systems’ Employee Stock Purchase Plan and exercises of common stock options	426	2,063

Net cash provided by (used in) financing activities	(4,682)	32,002
Effect of foreign exchange rate changes on cash and cash equivalents	(124)	(151)
Net increase in cash and cash equivalents	26,329	28,788
Cash and cash equivalents at beginning of period	19,182	10,176

Cash and cash equivalents at end of period	$45,511	$38,964

Supplemental disclosure of cash flow information
Interest paid	$360	$653
Taxes paid	$265	$1

Use of Non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets, the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The Company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the Company and how it communicates the performance internally. The Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by the Company is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-Down

The Company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Pathlore Software Corporation and MindSolve Technologies, Inc. This has the effect of increasing licenses and subscriptions and support revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, subscriptions and support renewal rates, and the operating profitability of the business.

Amortization of Intangible Assets

The Company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Stock-Based Compensation

The Company has incurred stock-based compensation as required by FAS 123R. The Company excludes these expenses from services and subscriptions and support cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for results that better reflect the economic cash flows of the operations.

Restructuring Charges

The Company has incurred expenses for restructuring activities and accounted for them in accordance with FAS 146. These include but are not limited to employee severance and leasehold termination costs. Because of the one-time nature of these charges, management excludes them in evaluating its operating performance.

Income Taxes Expense Related to Acquired Net Operating Losses

As a result of prior acquisitions, the Company has acquired net operating loss carryforwards (NOLs) to which no value was allocated as prescribed by purchase accounting. Use of these NOLs during fiscal year 2008 resulted in a non-cash charge to provision for income taxes. Consistent with its treatment of other non-cash acquisition expenses, the Company has excluded these expenses when evaluating its operating performance.

Income Taxes

Other than the NOLs, these adjustments are not tax effected as management believes that given the Company's historical operating losses and other tax considerations, they would not result in an additional tax charge to the income statement.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2008	2007	2008	2007
Non-GAAP revenue	$32,040	$30,547	$68,136	$60,037
Deferred revenue write-down: Subscriptions and support	(95)	(299)	(199)	(709)
Deferred revenue write-down: License	—	(22)	—	(52)

GAAP revenue	$31,945	$30,226	$67,937	$59,276

Non-GAAP net income	$1,841	$1,942	$6,435	$3,858
Deferred revenue write-down: Subscriptions and support	(95)	(299)	(199)	(709)
Deferred revenue write-down: License	—	(22)	—	(52)
Amortization of intangible assets	(1,385)	(2,051)	(3,069)	(4,301)
Stock-based compensation: Subscriptions and support	(72)	(60)	(142)	(120)
Stock-based compensation: Services	(143)	(128)	(293)	(265)
Stock-based compensation: Research and development	(193)	(141)	(368)	(279)
Stock-based compensation: Sales and marketing	(367)	(257)	(722)	(532)
Stock-based compensation: General and administrative	(482)	(503)	(951)	(945)
Restructuring charge	(37)	—	(122)	—
Income taxes expense related to acquired net operating losses	(56)	—	(56)	—

GAAP net income (loss)	$(989)	$(1,519)	$513	$(3,345)

Non-GAAP net income per share, diluted	$0.06	$0.06	$0.20	$0.13
Impact of dilution	—	0.01	—	0.01

Non-GAAP net income per shared, basic	$0.06	$0.07	$0.20	$0.14
Deferred revenue write-down	(0.01)	(0.01)	(0.01)	(0.03)
Amortization of intangible assets	(0.04)	(0.07)	(0.09)	(0.15)
Stock-based compensation	(0.04)	(0.04)	(0.08)	(0.08)

GAAP net income (loss) per share, basic and diluted	$(0.03)	$(0.05)	$0.02	$(0.12)

Weighted average common shares outstanding, basic, GAAP and non-GAAP	31,937	29,609	32,057	28,224

Weighted average common shares outstanding, diluted, non-GAAP	32,467	31,356	32,796	29,718
Anti-dilutive impact in net loss periods	(530)	(1,747)	—	(1,494)

Weighted average common shares outstanding, diluted, GAAP	31,937	29,609	32,796	28,224